EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of BBCN Bancorp, Inc. of our report dated February 18, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K of Nara Bancorp, Inc., now known as BBCN Bancorp, Inc., for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

Sherman Oaks, California

January 30, 2012